SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

        Filed by the Registrant                          [X]
        Filed by a Party other than the Registrant       [ ]
        Check the appropriate box:
        [ ]    Preliminary Proxy Statement
        [ ]    Confidential, For Use of the Commission Only (as permitted by
               Rule 14a-6(c)(2))
        [X]    Definitive Proxy Statement
        [ ]    Definitive Additional Materials
        [ ]    Soliciting Material Pursuant to SS. 240.14a-11(c)
               or SS. 240.14a-12

                                 VENTURIAN CORP.
                (Name of Registrant as Specified in its Charter)

                                  Mark S. Weitz
                           Leonard, Street and Deinard
                       150 South Fifth Street, Suite 2300
                          Minneapolis, Minnesota 55402
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4)and 0-11.

       (1) Title of each class of securities to which transaction applies:


       (2) Aggregate number of securities to which transaction applies:


       (3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


       (4) Proposed maximum aggregate value of transaction:


       (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:


       (2) Form, Schedule or Registration Statement No.:


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       (4) Date Filed:


                                 VENTURIAN CORP.
                            1300 SOUTH SECOND STREET
                            HOPKINS, MINNESOTA 55343

                                 (612) 931-2500

                         NOTICE AND PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 1996




                                     NOTICE

To the Holders of Common Stock of Venturian Corp:

         The Annual Meeting of Shareholders of Venturian Corp. (the "Company") will be held at the headquarters office of the Company, 1300 South Second Street, Hopkins, Minnesota, on Wednesday, May 8, 1996 at 10:00 a.m. Minneapolis time, for the following purposes:

         1.       To elect one director for a term of three years.

         2.       To adopt an amendment to the Venturian Corp. 1995 Stock Option
                  Plan.

         3. To consider and act on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Company's Board of Directors has fixed the close of business on April 1, 1996 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors



                                          Morris M. Sherman
                                          Secretary

April 10, 1996



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY CARD.




                                 PROXY STATEMENT
                                       OF
                                 VENTURIAN CORP.

               1300 SECOND STREET SOUTH, HOPKINS, MINNESOTA 55343
                         TELEPHONE NUMBER (612) 931-2500

                                                    Mailing Date: April 10, 1996


                   ANNUAL MEETING OF SHAREHOLDERS, MAY 8, 1996

         This Proxy Statement is furnished to shareholders of Venturian Corp. (the "Company") in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting of shareholders to be held at the headquarters office of the Company, 1300 Second Street South, Hopkins, Minnesota 55343, on May 8, 1996 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

VOTING RIGHTS AND PROCEDURE

         Only holders of record of the Company's common stock at the close of business on April 1, 1996 are entitled to notice of and to vote at the annual meeting. As of said date, there were outstanding 747,789 shares of common stock. Each share is entitled to one vote at the meeting. Under the Company's bylaws, 33-1/3 percent of the outstanding shares are required to constitute a quorum at the meeting. The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the annual meeting, is required to approve the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders. If a shareholder abstains from voting as to a matter, then the shares held by such shareholder shall be deemed present at the annual meeting for determining whether a quorum is present and for purposes of calculating the vote as to such matter, but will not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining whether a quorum is present but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter.

ELECTION OF DIRECTORS

         The business and affairs of the Company are managed under the direction of its Board of Directors. The Company's bylaws were amended in 1994 to provide for a Board of eight directors divided into classes of three, three and two directors, respectively. The directorships do not run concurrently. Each year the terms of one class of directors expire. Directors are elected to serve until the term of their class has expired and a successor is duly elected and qualified.

         At the annual meeting, one director will be elected to hold office until the annual meeting of shareholders in 1999. The persons named in the enclosed form of proxy will vote the proxied shares for the election of the nominee listed below, unless such vote is withheld in the proxy. If, prior to the meeting, the nominee ceases to be a candidate for election because he is unable to serve, or for good cause will not serve, the proxied shares will be voted for a substitute nominee designated by the Chairman of the Board of Directors. The Board of Directors has no reason to believe that the nominee will cease to be a candidate prior to the meeting. The affirmative vote of a majority of shares represented at the meeting in person or by proxy will be required to elect the nominee for the indicated term. The Board of Directors recommends a vote FOR election of the nominee listed below.

         Set forth below is certain information concerning the nominee for director and each director whose term of office will continue after the meeting:

                                    NOMINEES

                                                      Principal Occupation or
                              Director of the           Employment and Other
    Nominee (Age)              Company Since             Directorships Held
    -------------              -------------             ------------------
To be elected for a three-year term expiring on the date of the annual meeting of shareholders in 1999:

Gary B. Rappaport (59)        September 1983       Chairman of the Board and
                                                   Chief Executive Officer of
                                                   the Company since 1983,
                                                   President from 1983 until
                                                   March 1996.

         Michael R. Sill, a director since 1984, and Edward Jay Phillips, a director since May 1994, have each indicated that they will not stand for re-election. At present, there are no nominees for such positions. Accordingly, there will be two vacancies in the class of directors which serves until the annual meeting of shareholders in 1999. The Board of Directors intends to appoint two persons to fill such vacancies after an appropriate search has been made for qualified individuals.

                  DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE

Terms expiring on the date of the annual meeting of shareholders in 1997:

Morris M. Sherman (60)*       May 1988             Secretary of the Company
                                                   since 1987. Mr. Sherman has
                                                   been a partner in the law
                                                   firm of Leonard, Street and
                                                   Deinard Professional
                                                   Association for more than
                                                   five years.

Charles B. Langevin (50)      November 1990        Mr. Langevin was named
                                                   Executive Vice President of
                                                   Napco International Inc., a
                                                   wholly- owned subsidiary of
                                                   the Company, in January 1990.
                                                   Previously, Mr. Langevin was
                                                   a Vice President of Napco
                                                   International Inc. for more
                                                   than five years.

Richard F. McNamara (63)**    May 1994             Owner and Chief Executive
                                                   Officer of Activar, Inc. for
                                                   more than five years.
                                                   Activar, Inc. is a
                                                   mini-conglomerate consisting
                                                   of seventeen companies in
                                                   industrial plastics, sheet
                                                   metal, the automotive
                                                   aftermarket, construction
                                                   supply, electronics and
                                                   financial services. Mr.
                                                   McNamara serves on the board
                                                   of directors of Rimage, Inc.,
                                                   which designs, manufactures
                                                   and sells computer diskette
                                                   and digital tape duplication
                                                   and finishing systems.

Terms expiring on the date of the annual meeting of shareholders in 1998:

Debra L. Rappaport (31)       May 1994             Ms. Rappaport presently is
                                                   the President of Rappaport
                                                   Marketing and New Media
                                                   Consultants. Ms. Rappaport
                                                   was the Director of Marketing
                                                   and Sales for PC Express,
                                                   Inc., a former subsidiary of
                                                   the Company from October 1992
                                                   to July 1995 and Vice
                                                   President of Marketing for
                                                   Venturian Software, Inc., a
                                                   wholly-owned subsidiary of
                                                   the Company, from October
                                                   1992 through January 1995.
                                                   From October 1990 to October
                                                   1992, Ms. Rappaport was a
                                                   sales and marketing
                                                   consultant for InterFax,
                                                   Inc., which marketed
                                                   interactive fax technology to
                                                   companies nationally. Prior
                                                   to joining InterFax, Inc.,
                                                   Ms. Rappaport was a graduate
                                                   student at the Wharton School
                                                   of Business at the University
                                                   of Pennsylvania from
                                                   September 1988 to May 1990.
                                                   Ms. Rappaport is the daughter
                                                   of Gary B. Rappaport,
                                                   Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer of the Company.

Stuart B. Utgaard (50)**      July 1989            President, Enterprise
                                                   Investments, Inc., for more
                                                   than five years. Enterprise
                                                   Investments, Inc. provides
                                                   internal and external
                                                   corporate growth consulting
                                                   services.


*    Member of the Audit Committee during 1995.
**   Member of the Compensation Committee during 1995.


                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                           AND ITS COMMITTEES FOR 1995

         The Board of Directors met on five occasions during 1995. The Board does not have a nominating committee or any committee performing similar functions. All directors attended at least 80% of the meetings of the Board and Board Committees on which they served.

AUDIT COMMITTEE

         During 1995, the Audit Committee consisted of Michael R. Sill, Edward Jay Phillips and Morris M. Sherman, non-employee members of the Board.

         The Audit Committee provides direct communication between the Company, the independent auditors and the Board of Directors. It is intended to assure the independent auditors of the freedom, cooperation and opportunity necessary to accomplish their functions. It is also intended to assure that appropriate action is taken on the recommendations of the auditors. The Audit Committee met on three occasions during 1995.

COMPENSATION COMMITTEE; COMPENSATION COMMITTEE INTERLOCKS

         During 1995, the Compensation Committee consisted of Stuart B. Utgaard and Richard F. McNamara, non-employee members of the Board.

         The Compensation Committee sets the compensation policy for the Company, administers the Company's bonus plans, and makes recommendations to the Board of Directors. The Compensation Committee met on one occasion during 1995.

         No member of the Compensation Committee was, during the 1995 fiscal year or previously, an officer or employee of the Company.

OTHER MATTERS

         The Board of Directors has determined that all non-employee directors of the Company shall be paid an annual retainer of $4,000 each, plus (i) the sum of $500 for attendance at any meeting of the Board of Directors or Board Committee (only a single fee to be paid in case a committee meeting should fall on the same date as a meeting of the Board) and (ii) reimbursement for out-of-pocket expenses incurred in attending any such meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following are the only persons known to the Company to own of record or beneficially more than five percent of any class of voting securities of the Company as of April 1, 1996:

                                                                Amount and Nature
 Title of              Name and Address of                         of Beneficial               Percentage
  Class                 Beneficial Owner                             Ownership                  of Class
 --------              -------------------                         -------------               ----------
  Common           Hesperus Partners Ltd.                       80,100 (direct)   (a)            10.71%
  Stock            225 W. Washington St., Suite 1650
                   Chicago, Illinois 60606

  Common           The Charles Schwab Company                   51,544 (direct)   (b)             6.89%
  Stock            Trustee for Venturian Group Profit
                   Sharing Plan and Trust
                   One Montgomery Street
                   San Francisco, California 94104

  Common           Gary B. Rappaport                            72,078 (direct)   (c)            26.10%
  Stock            1600 Second Street South                    126,999 (indirect) (d)
                   Hopkins, Minnesota 55343

  Common           Oppenheimer Group, Inc.                      49,100 (indirect) (e)             6.57%
  Stock            World Financial Center
                   New York, New York 10281

  Common           Dimensional Fund Advisors, Inc.              42,140 (indirect) (f)             5.64%
  Stock            1299 Ocean Ave., Suite 650
                   Santa Monica, California 90401


SECURITY OWNERSHIP OF MANAGEMENT

          As of April 1, 1996, individual directors, and the directors and executive officers of the Company as a group, owned shares of the Company's common stock as indicated by the following table:

                                                      Amount and Nature
Title of             Name and Address of                of Beneficial               Percentage
 Class               Beneficial Owner                     Ownership                  of Class
- --------             -------------------                -------------               ----------
Common               Gary B. Rappaport                72,078 (direct)(c)              26.10%
Stock                                                126,999 (indirect)(d)

Common               Stuart B. Utgaard                   500 (indirect)                   *
Stock

Common               Morris M. Sherman                   100 (direct)                     *
Stock

Common               Charles B. Langevin              21,150 (direct)(g)               2.78%
Stock

Common               Debra L. Rappaport                8,335 (direct)                  1.36%
Stock                                                  1,845 (indirect)(h)

Common               Mary F. Jensen                    9,000 (direct)(i)               1.19%
Stock

Common               Reinhild D. Hinze                10,027 (direct)(j)               1.33%
Stock

Common               All directors and executive     120,690 (direct)(k)
Stock                officers as a group (11 in      129,344 (indirect)               31.67%
                     number including the above)


* Less than 1% of the outstanding shares.

(a) Voting and investment power with respect to these shares may be deemed shared with Sirius Partners L.P., the general partner of Hesperus Partners Ltd. and with Sirius Corporation, the general partner of Sirius Partners L.P., each of which has the same address as Hesperus Partners Ltd.

(b) These shares are owned by The Charles Schwab Trust Company ("Schwab") as trustee for the Venturian Group Profit Sharing/401(k) Plan. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Schwab is deemed to be a beneficial owner of such securities; however, Schwab expressly disclaims any beneficial interest in said shares.

(c) Includes 15,000 shares of the common stock of the Company which Mr. Rappaport could acquire (but has not yet purchased) pursuant to presently exercisable options.

(d) These shares are owned by trusts created under the will of Max E. Rappaport, deceased, for the benefit of his wife and two children (including Gary B. Rappaport, a trustee of said trusts), and by a trust created by Mr. Rappaport's mother for the benefit of his two daughters. Mr. Rappaport shares the voting and investment power with respect to said shares in his capacity as trustee or co-trustee of said trusts. Also includes 51,544 shares held by the Venturian Group Profit Sharing/401(k) Plan. Mr. Rappaport, by virtue of his position on the investment committee for the Plan, holds voting and dispositive power with respect to these shares.

(e) Beneficial ownership is reported on behalf of the parent and various subsidiaries of Oppenheimer Group, Inc., and for investment advisory clients or discretionary accounts of such subsidiaries. Oppenheimer Group, Inc. disclaims beneficial ownership of such shares.

(f) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 42,140 shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(g) Includes 13,750 shares of the common stock of the Company which Mr. Langevin could acquire (but has not yet purchased) pursuant to presently exercisable options.

(h) These shares are owned by a trust created by Mr. Rappaport's mother for the benefit of Ms. Rappaport.

(i) Includes 7,000 shares of the common stock of the Company which Ms. Jensen could acquire (but has not yet purchased) pursuant to presently exercisable options.

(j) Includes 6,000 shares of the common stock of the Company which Ms. Hinze could acquire (but has not yet purchased) pursuant to presently exercisable options.

(k) Includes 41,750 shares of the common stock of the Company which the officers and directors could acquire (but have not yet purchased) pursuant to presently exercisable options.


                               EXECUTIVE OFFICERS

         The executive officers are elected to serve one year or until their respective successors are elected. The present executive officers are:

     Name                               Office                            Age         Officer Since
- -----------------             --------------------------                -------       -------------
Gary B. Rappaport             Chairman of the Board and                   59             1983(1)
                              Chief Executive Officer -
                              Venturian Corp. and Napco
                              International Inc.

Thomas E. Desmond             President and Chief Operating Officer       46             1996(2)

Mary F. Jensen                Chief Financial Officer - Venturian         41             1987(1)
                              Corp. and Napco International Inc.

Charles B. Langevin           Director, Executive Vice President          50             1986(1)
                              and Chief Commercial Officer -
                              Napco International Inc.

Reinhild D. Hinze             Treasurer, Vice President                   46             1985(1)
                              Operations - Napco
                              International Inc. and
                              Assistant Secretary - Venturian
                              Corp.


(1) Each of the indicated officers has been employed by the Company for more than five years.

(2) Mr. Desmond became an executive officer on March 18, 1996. Prior to joining the company, Mr. Desmond was Chairman and President of Consumer Health Services, Inc. (1983-1985), a health care information services and marketing company; thereafter, he was President of Desmond Adventures, Inc., an international tour operations and travel marketing firm (1986-1996).

EMPLOYMENT AGREEMENTS

         The Company has entered into an Employment Agreement with Mr. Desmond. The Agreement provides a base salary of $120,000 per year, less the cost to the Company of providing two leased cars to Mr. Desmond during the employment term. The employment term is three and one-half years, and is automatically renewable for additional one-year terms unless either Mr. Desmond or the Company provides notice to the other of intention not to renew. The Agreement is also terminable for cause (as defined therein) or upon Mr. Desmond's death. In addition, the Company may terminate Mr. Desmond's employment at any time, but in such event is obligated to pay Mr. Desmond his base salary for six months. The Company has granted Mr. Desmond incentive stock options to purchase up to 50,000 shares of the Company's common stock, which options vest in six month increments during the initial employment term. The Agreement also includes confidentiality provisions and a one year noncompete provision. The Company has agreed to grant Mr. Desmond options to purchase an additional 50,000 shares on March 18, 1997 if the proposed amendment to the Company's option plan, as set forth herein, is adopted by the shareholders of the Company. Such additional options are subject to a similar three and one-half year vesting schedule.

EXECUTIVE COMPENSATION

         Set forth below is certain information concerning compensation paid for 1995 to the Chief Executive Officer and one executive officer. No other executive officer received total salary and bonus in excess of $100,000.


                                                           Long Term
                              Annual Compensation         Compensation
                              -------------------         ------------
     Name and                                                                      All Other
Principal Position             Year      Salary($)     Bonus($)    Options(#)   Compensation($)
- ------------------             ----      ---------     --------    ----------   ---------------
Gary B. Rappaport              1995       125,000           --           --          9,200(1)
Chairman of the Board          1994       117,187           --           --         27,726(1)
of Directors, President,       1993       100,000           --           --         10,551(1)
Chief Executive Officer

Charles B. Langevin            1995       92,214        42,180           --            576(2)
Executive Vice                 1994       92,214        14,000           --            461(2)
President and Chief            1993       92,217            --           --            461(2)
Commercial Officer -
Napco International Inc.



(1) Includes amounts contributed by the Company pursuant to the matching provisions of its Profit Sharing/401(k) Plan ($781, $299 and $500 in 1995, 1994 and 1993, respectively), the benefit to Mr. Rappaport in connection with a split dollar insurance policy on the life of Mr. Rappaport which is funded by the Company ($8,419, $10,427 and $10,051 in 1995, 1994 and 1993, respectively) and, with respect to 1994, the payment of a $10,000 fee in consideration for providing a personal guarantee for certain debt which the Company incurred. The benefits to Mr. Rappaport were computed using the "foregone interest" method, which measures the difference between the Company's current premium payment and the present value of its recovery of such premium, utilizing a discount rate of 6.28%, 6.83%, and 5.54% for 1995, 1994 and 1993, respectively.

(2) Consists of amounts contributed by the Company pursuant to the matching provisions of its Profit Sharing/401(k) Plan.

         Certain expenditures made by the Company in the ordinary course of business may have provided officers and directors of the Company with incidental personal benefits not available to other employees. The aggregate amount of such other compensation with respect to any named individual did not equal or exceed the lesser of $50,000 or 10% of the compensation reported for such person.

                        OPTION GRANTS DURING FISCAL YEAR

         No options were granted to Mr. Rappaport or Mr. Langevin during the Company's last fiscal year.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The persons named in the Annual Compensation table did not exercise any stock options or stock appreciation rights during the last fiscal year. As of December 31, 1995 stock options which remain unexercised had the following values, based on the difference between the option exercise price and the closing price of the Company's common stock on December 31, 1995 as quoted in the National Association of Securities Dealers Automated Quotation System.

                                                     Number of                  Value of Unexercised
                                                Unexercised Options                 in-the-Money
                                                    at Year-End                  Options at Year-End
Name                         Options          Exercisable/Unexercisable       Exercisable/Unexercisable
- ----                         -------          -------------------------       -------------------------
Gary B. Rappaport            15,000                  15,000/---                                   $0
Charles B. Langevin           8,400                   7,500/---                                    0


                          COMPENSATION COMMITTEE REPORT

         The Company's executive compensation program is designed to attract, motivate, reward and retain the management talent needed to achieve its business objectives.

         It does this by providing incentives to achieve Company objectives, by rewarding executives for exceptional financial performance by the Company, by recognizing superior individual achievement and by utilizing competitive base salaries.

         Accordingly, assessments of both individual and corporate performance influence executives' compensation levels, although the emphasis to date has been on corporate performance. This includes the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the Chief Executive Officer, are based on the same criteria.

         There are three major current components of the Company's compensation program: Base Salary, Short Term Incentive Awards and Long Term Incentive Compensation.

BASE SALARY

         A competitive base salary is vital to support the philosophy of management development and career orientation of executives and is consistent with the long-term nature of the Company's business.

         Salary levels and adjustments to salaries are a result of annual reviews of competitive positioning (how the Company's salary structure for comparable positions compares with that of other companies), business performance and general economic factors. There is no specific weighting of these factors. Executive officers receive an annual performance review and, based upon such review, may receive an adjustment in base salary. None of the Company's executive officers received an increase in base salary in 1995.

SHORT TERM INCENTIVE AWARDS

         Short term incentive awards to executives are granted in cash pursuant to the Company's bonus plans to recognize contributions to the business.

         The bonus plans, which are adopted annually, set profitability goals for each subsidiary. Other goals, such as reducing inventory and receivables, may be set as well. The specific bonus an executive receives is primarily dependent on overall performance of the subsidiary for which such executive has responsibility. Assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise and management skills.

LONG TERM INCENTIVE PLANS

         The Compensation Committee believes that it is important for the Company's executive officers to focus not just on short term achievements, but on the long term financial health and development of the Company. Accordingly, the Committee may utilize awards of incentive stock options. However, no options were granted in 1995.

                                                   Stuart B. Utgaard
                                                   Richard F. McNamara



                    TRANSACTIONS WITH CERTAIN RELATED PARTIES

         As of December 31, 1995, loans totaling $191,518 under the Company's Loan Program for Key Executive Officers were outstanding from its executive officers, of which $120,268 was loaned to Mr. Rappaport, $40,000 was loaned to Mr. Langevin, $21,875 was loaned to Ms. Hinze and $9,375 was loaned to Ms. Jensen. The loans are secured by 20,095 shares of the Company's common stock, which had an aggregate market value of $138,153 on April 1, 1996.

                          SHARE INVESTMENT PERFORMANCE

         The following graph shows changes over the past five-year period in the value of $100 invested in: (1) the Company's Common Stock; (2) the NASDAQ Index; and (3) an industry group of 42 multi-industry companies, not including the Company. The industry group consists of companies which have been publicly traded at least since January 1, 1991.

         The year-end values of each investment are based on share price appreciation plus dividends paid in cash, assuming the reinvestments of dividends. The calculations exclude trading commissions and taxes.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
          OF THE COMPANY, AN INDUSTRY GROUP AND THE NASDAQ MARKET INDEX

                            ---------------- FISCAL YEAR ENDING --------------
                                            (amounts in dollars)

COMPANY                    1990      1991      1992      1993     1994    1995

VENTURIAN CORP.             100      77.17    120.11     92.55    73.40   63.83
INDUSTRY INDEX              100     113.16    126.38    154.44   147.66  198.16
NASDAQ MARKET INDEX         100     128.38    129.64    155.50   163.26  211.77


                   ADOPTION OF AMENDMENT TO STOCK OPTION PLAN

         The Board of Directors of the Company recommends the adoption of an amendment to the Venturian Corp. 1995 Stock Option Plan (the "Plan"), increasing the number of shares subject to options to 250,000. The Plan was adopted by the Board of Directors and the shareholders in April 1995.

         The purpose of the Plan is to promote the Company's welfare by encouraging selected employees of the Company or of any present or future subsidiary of the Company to acquire a proprietary interest in the Company, thereby creating an additional incentive on the part of such employees to advance the progress and financial success of the Company and to continue in its employ.

         The Plan currently provides for the granting of options to purchase up to an aggregate of 125,000 Common Shares to employees or independent contractors of the Company. Options to purchase up to 125,000 Common Shares have been granted and the Board has determined that increasing the number of shares subject to options is necessary to provide a sufficiently large option pool to attract and retain qualified executives. In particular, the Company has agreed to grant Mr. Desmond options to purchase up to 50,000 shares and to seek shareholder approval of the proposed amendment.

         The following table shows the benefits under the Plan to be received by Mr. Desmond.

                                NEW PLAN BENEFITS
                     Venturian Corp. 1995 Stock Option Plan

     Name and Position           Dollar Value ($)        Number of Units
     -----------------           ----------------        ---------------

     Thomas E. Desmond,                N/A               Options to purchase
     President and Chief                                 up to 50,000 shares
     Operating Officer

         Under the Plan, options to purchase 85,000 shares, at exercise prices ranging from $5.75 to $7.125, are presently held by all current executive officers as a group (including Mr. Desmond); no options are presently held by all current directors who are not officers; and options to purchase 125,000 shares, at exercise prices ranging from $5.00 to $7.125, are presently held by all employees, including all current officers who are not executive officers, as a group. As of April 1, 1996, the shares of common stock underlying all presently issued options had an aggregate market value of $859,375.

         In the event of a change in corporate structure or capitalization affecting the Company's Common Shares, the maximum number of shares available under the Plan and subject to outstanding options will be adjusted accordingly. Any unsold shares subject to an option under the Plan which for any reason expires or otherwise terminates may again be subject to option under the Plan. Options that are granted under the Plan may be either options that qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or those that do not qualify as such incentive stock options ("Non-Incentive Options"). Independent contractors may not be granted Incentive Options. The Plan currently terminates on the earliest of (i) the date when all Common Shares available under the Plan are acquired through the exercise of options, (ii) ten years after its adoption (April 25, 2005), or (iii) such date as the Board of Directors determines.

         The Plan has the following additional features:

Administration

         The Plan shall be administered by the Board of Directors or a committee appointed by the Board of Directors consisting solely of at least two directors who are disinterested persons within the meaning of Section 16 of the Securities Exchange Act of 1934 (hereafter, the "Committee").

         The Committee, subject to the terms of the Plan, has the authority to select persons to whom options will be granted and to determine the terms of the options, including the number of shares subject to each option, the option exercise price, the option duration, the manner in which the option becomes exercisable and whether the option is an Incentive Option or Non-Incentive Option.

Eligible Employees.

         All salaried employees and independent contractors are eligible to receive options under the Plan.

Option Price and Vesting.

         Incentive Options may not be granted at a purchase price less than the fair market value of the Common Shares on the date of the grant (or, for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value).

Duration of Options.

         The term of each option, which is fixed at the date of grant, may not exceed ten years from the date the option is granted (except that an Incentive Option granted to a person holding more than 10% of the Company's voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments, as determined by the Committee. Options which have been granted to employees whose employment is terminated for any reason other than gross and willful misconduct or due to death or total disability may be exercised for a period of ninety days after the employee's termination by the optionee or the person(s) to whom the rights under such option shall have passed, as the case may be. The options of an optionee whose employment is terminated for gross and willful misconduct shall be terminated.

Transfer.

         Options may not be transferred other than by will, the laws of descent and distribution, or, if applicable, pursuant to a qualified domestic relations order. During the lifetime of an optionee, options may be exercised only by the optionee.

Amendment.

         The Board of Directors may amend the Plan as it deems advisable, but no amendment of the Plan, shall, without shareholder approval, increase the maximum number of shares available under the Plan, expand the class of persons eligible to be granted options under the Plan or decrease the minimum option price. The Board of Directors may terminate the Plan at any time, provided that outstanding options are not affected.

Repurchase of Shares

         In the event of the severance of an optionee's employment with the Company for any reason, other than retirement at or after age 65, death or total disability, within six months after the date of the optionee's exercise of any segment of an option, then such optionee will be required, at the election of the Company, upon written notice to such optionee, to sell back to the Company all option shares purchased during such six-month period and the three months ensuing, at the fair market value of the shares as of the date when the subject shares had been purchased.

Effect of Federal Income Taxation.

         Counsel for the Company has advised that the federal income tax attributes of options granted under the Plan are as described in the following paragraphs:

         Under the Internal Revenue Code of 1986, as amended (the "Code"), the recipient of an option that qualifies as an incentive stock option within the meaning of Section 422 of the Code ("Incentive Option") receives a tax benefit of income deferral if the recipient meets the holding period requirements of
Section 422. Neither the grant nor the exercise of an Incentive Option results in taxable income to the optionee or a deduction of the issuer; however, the amount by which the fair market value of the Common Shares on the date of exercise exceeds the exercise price is an item of tax preference under the Internal Revenue Code, as amended, and may therefore subject the optionee to alternative minimum tax. When the optionee ultimately sells the Common Shares acquired upon the exercise of an Incentive Option, the amount by which the sale price exceeds the exercise price will be treated as a long-term capital gain. There is no limitation on the value of Common Shares subject to the Incentive Option; however, the aggregate fair market value of the Common Shares (determined as of the date of grant) that may become first exercisable with respect to any recipient in any calendar year under the Incentive Plan may not exceed $100,000.

         Generally, with respect to options that do not qualify as Incentive Options ("Non-Incentive Options"), the acquisition of Common Shares through the exercise of Non-Incentive Options will result in ordinary income to the optionee as of the date of exercise in an amount by which the fair market value of the Common Shares at such date exceeds the exercise price. Upon exercise, the Company will generally be entitled to a deduction in an identical amount. When an optionee disposes of such Common Shares, any difference between the amount received and the fair market value of the Common Shares on the date of exercise will be treated as a long or short-term capital gain, as the case may be, depending on the period of time the optionee has held the Common Shares.

         The foregoing summary of the effect of federal income taxation upon participants in the Incentive Plan with respect to the receipt of an option or Common Shares received upon the exercise of any option does not purport to be complete. Reference is made to the applicable provisions of the Code.

         No options have been granted under the Plan and no decisions have been made as to future option grants.

         The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan itself. The full text of the Plan will be provided to any shareholder who desires a copy, upon written request to the Company, attention Mary Jensen, 1600 Second Street South, Hopkins, Minnesota 55343.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE
PROPOSED AMENDMENT TO THE VENTURIAN CORP. 1995 STOCK OPTION PLAN.

         The affirmative vote of a majority of the votes represented by the Common Shares voting at the Annual Meeting is required to approve this proposal.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The firm of Grant Thornton, independent certified public accountants, has been engaged to audit the books and accounts of the Company for its fiscal year ending December 31, 1995. Grant Thornton has served as auditors of the Company and its predecessor since 1970.

         The Company expects that a representative of Grant Thornton will be present at the annual meeting of shareholders and will have an opportunity to make any statement he deems appropriate. Further, said representative will be available at the meeting to respond to appropriate questions. There will be no shareholder vote with respect to engagement of independent certified public accountants, because the Board of Directors has not yet made a decision regarding the selection of auditors for the Company's fiscal year ending December 31, 1996.

                             SOLICITATION OF PROXIES

         The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers, and regular employees of the Company by telephone or telegraph.

         Proxies in the form enclosed are solicited by the Board of Directors. Any shareholder giving a proxy in such form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the meeting.

         The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of its common stock.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers, certain employees and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with all
Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during fiscal 1995 and written representations that no other reports were required, all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent shareholders were satisfied during fiscal 1995, except that Mr. Sill filed a Form 4 late.

                              SHAREHOLDER PROPOSALS

         Any shareholder desiring that the Company include a specific proposal in its Proxy Statement for its next annual meeting of shareholders must submit the same to the Company, in writing, no later than December 9, 1996.


                                  MISCELLANEOUS

         Management is not aware that any other matter will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons designated as proxies to vote the proxied shares in accordance with their best judgment.

         The Company's annual report for the year 1995 has been mailed with this Proxy Statement.

         It is important that proxies be returned promptly. Shareholders who do not expect to attend the meeting in person are urged to sign, date and mail the proxy by return mail.

         By order of the Board of Directors.

                                                               Morris M. Sherman
                                                                       Secretary

April 10, 1996


[LOGO]
PROXY

VENTURIAN CORP.
1600 SECOND STREET SOUTH
HOPKINS, MINNESOTA 55343

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  Annual Meeting of Shareholders, May 8, 1996

The undersigned hereby appoints Thomas E. Desmond and Mary F. Jensen, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of VENTURIAN CORP. (the "Company"), to be held at the headquarters office of the Company, 1600 Second Street South, Hopkins, Minnesota 55343, on Wednesday, May 8, 1996 at 10:00 a.m., local time, and any adjournment thereof, and thereat to vote the undersigned shares of stock in the Company as follows and in their discretion upon any other business that may properly come before the meeting:


1. Election of one director for a three-year term expiring on the date of the annual meeting in 1999 as set forth below and until a successor is elected.

     [ ]  FOR nominee listed below     [ ]  WITHHOLD AUTHORITY

                               GARY B. RAPPAPORT

              This proxy cannot be voted for more than one nominee

2. Adoption of the proposed amendment to Venturian Corp. 1995 Stock Option Plan.

        [ ]  FOR              [ ]  AGAINST              [ ]  ABSTAIN

        (Continued, and to be completed and signed on the reverse side)

                        (Continued from the other side)

This Proxy when properly executed will be voted in the manner specified herein by the undersigned stockholder. If no specification is made, this proxy will be voted for proposals 1 and 2.


                                    Please sign exactly as name appears at left.
                                    When the shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED: ______________________________, 1996

                                    ___________________________________________
                                                      Signature

                                    ___________________________________________
                                                      Signature

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.